The information in this preliminary pricing supplement is not complete and may be changed.


Preliminary Pricing Supplement        SUBJECT TO COMPLETION       As Amended on
                                                                January 10, 2008


Pricing Supplement dated January _, 2008
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                      $
                                  Reverse Convertible Notes, each
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to forty (42) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 January 28, 2008

Issuance Date:                January 31, 2008

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

             Valuation Date:  April 25, 2008

              Maturity Date:  April 30, 2008

         Coupon Payment       The coupon will be paid on the 30th day of each
         Date (s):            month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Six Month Notes:

             Valuation Date:  July 28, 2008

              Maturity Date:  July 31, 2008

         Coupon Payment       The coupon will be paid on the 31st day of each
         Date (s):            month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Twelve Month Notes:

             Valuation Date:  January 27, 2009

              Maturity Date:  January 30, 2009

         Coupon Payment       The coupon will be paid on the 30th day of each
         Date (s):            month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Reference Stock:
 No.  Principal  Reference Stock                      Ticker   Coupon    Strike  Barrier    Term      Monitoring Method      CUSIP
 ---  ---------  ---------------                      ------   ------    ------  -------    ----      -----------------      -----
      Amount                                                    Rate     Price    Price
      ------                                                    ----     -----    -----
543   $[ ]       MBIA Inc.                              MBI    25.35%     $[ ]     65%    3 month   Close of Trading Day   78008ER74

544   $[ ]       Cutera, Inc.                          CUTR    19.50%     $[ ]     70%    3 month   Close of Trading Day   78008ER82

545   $[ ]       Federal National Mortgage Association  FNM    19.20%     $[ ]     65%    3 month   Close of Trading Day   78008ER90

546   $[ ]       Harmony Gold Mining Company Limited    HMY    27.55%     $[ ]     80%    3 month   Close of Trading Day   78008ES24

547   $[ ]       KeyCorp                                KEY    13.75%     $[ ]     80%    3 month   Close of Trading Day   78008ES32

548   $[ ]       Nasdaq Stock Market Inc.              NDAQ    11.80%     $[ ]     80%    3 month   Close of Trading Day   78008ES40

549   $[ ]       First Solar, Inc.                     FSLR    30.50%     $[ ]     70%    3 month   Close of Trading Day   78008ES57

550   $[ ]       First Solar, Inc.                     FSLR    36.55%     $[ ]     75%    3 month   Close of Trading Day   78008ES65

551   $[ ]       Mechel                                 MTL    17.20%     $[ ]     70%    3 month   Close of Trading Day   78008ES73

552   $[ ]       The Mosaic Company                     MOS    22.75%     $[ ]     70%    3 month   Close of Trading Day   78008ES81

553   $[ ]       Lululemon Athletica Inc.              LULU    15.80%     $[ ]     60%    3 month   Close of Trading Day   78008ES99

554   $[ ]       Nuance Communications, Inc.           NUAN    12.30%     $[ ]     75%    3 month   Close of Trading Day   78008ET23

555   $[ ]       Intuitive Surgical, Inc.              ISRG    25.60%     $[ ]     70%    3 month   Close of Trading Day   78008ET31

556   $[ ]       Mindray Medical International Limited  MR     11.40%     $[ ]     70%    3 month   Close of Trading Day   78008ET49

557   $[ ]       Potash Corporation                     POT    15.25%     $[ ]     70%    3 month   Close of Trading Day   78008ET56

558   $[ ]       BB&T Corporation                       BBT    9.00%      $[ ]     80%    3 month   Close of Trading Day   78008ET64

559   $[ ]       SunTrust Banks, Inc.                   STI    13.00%     $[ ]     80%    3 month   Close of Trading Day   78008ET72

560   $[ ]       Wells Fargo & Company                  WFC    10.00%     $[ ]     80%    3 month   Close of Trading Day   78008ET80

561   $[ ]       Regions Financial Corporation          RF     17.50%     $[ ]     80%    3 month   Close of Trading Day   78008ET98

562   $[ ]       Washington Mutual, Inc.                WM     32.10%     $[ ]     70%    3 month   Close of Trading Day   78008EU21

563   $[ ]       Noble Corporation                      NE     10.50%     $[ ]     80%    3 month   Close of Trading Day   78008EU39

564   $[ ]       EMC Corporation                        EMC    16.00%     $[ ]     80%    3 month   Close of Trading Day   78008EU47


565   $[ ]       Apple Inc.                            AAPL    18.00%     $[ ]     75%    3 month   Close of Trading Day   78008EU54


566   $[ ]       Riverbed Technology, Inc.             RVBD    15.60%     $[ ]     60%    3 month   Close of Trading Day   78008EW45

567   $[ ]       Toll Brothers, Inc.                    TOL    15.75%     $[ ]     65%    3 month   Close of Trading Day   78008EW52

568   $[ ]       D.R. Horton, Inc.                      DHI    15.50%     $[ ]     60%    3 month   Close of Trading Day   78008EW60

569   $[ ]       General Motors Corporation             GM     17.50%     $[ ]     65%    3 month   Close of Trading Day   78008EW86

570   $[ ]       Titanium Metals Corporation            TIE    16.75%     $[ ]     75%    6 month   Close of Trading Day   78008EU62

571   $[ ]       Western Union Company                  WU     11.00%     $[ ]     80%    6 month   Close of Trading Day   78008EU70


572   $[ ]       American International Group, Inc.     AIG    13.25%     $[ ]     80%    6 month   Close of Trading Day   78008EU88

573   $[ ]       JPMorgan Chase & Co.                   JPM    14.00%     $[ ]     80%    6 month   Close of Trading Day   78008EU96


574   $[ ]       Wells Fargo & Company                  WFC    12.25%     $[ ]     80%    6 month   Close of Trading Day   78008EV20

575   $[ ]       Google Inc.                           GOOG    10.10%     $[ ]     80%    6 month   Close of Trading Day   78008EV38

576   $[ ]       MGM MIRAGE                             MGM    12.70%     $[ ]     75%    6 month   Close of Trading Day   78008EV46

577   $[ ]       Harmony Gold Mining Company            HMY    19.80%     $[ ]     70%    6 month   Close of Trading Day   78008EV53

578   $[ ]       Elan Corporation plc                   ELN    24.70%     $[ ]     65%    6 month   Close of Trading Day   78008EV61

579   $[ ]       General Motors Corporation             GM     19.50%     $[ ]     65%    6 month   Close of Trading Day   78008EW94

580   $[ ]       Wells Fargo & Company                  WFC    9.30%      $[ ]     80%   12 month   Close of Trading Day   78008EV79


581   $[ ]       Starbucks Corporation                 SBUX    11.50%     $[ ]     80%   12 month   Close of Trading Day   78008EV87


582   $[ ]       Intel Corporation                     INTC    9.15%      $[ ]     80%   12 month   Close of Trading Day   78008EV95

584   $[ ]       Netflix Inc.                          NFLX    17.50%     $[ ]     80%   12 month   Close of Trading Day   78008EW29

585   $[ ]       Merrill Lynch & Co., Inc.              MER    11.00%     $[ ]     70%   12 month   Close of Trading Day   78008EW37

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading
                                   Day Monitoring, on any day during the
                                   Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or
                              one of its affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.
                              The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.


                                                                                           Proceeds to Royal Bank of
                                    Price to Public              Agent's Commission                 Canada
                                    ---------------              ------------------                 ------
Per Note                                    100%                       []%                            []%
Total                                       $[]                        $[]                            $[]


                         RBC Capital Markets Corporation
                                 January , 2008

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock       Reference Stock
                                  does not fall below     falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the     any day during the      Hypothetical
                                  Monitoring Period:     Monitoring Period:        Physical
                                                                                   Delivery         Hypothetical
                                     Hypothetical           Hypothetical           Amount as       Cash Delivery
      Hypothetical Final              Payment at             Payment at            Number of         Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the     Percentage of
              of                     Percentage of          Percentage of          Reference       Initial Share
      Initial Share Price          Principal Amount       Principal Amount           Stock             Price
      -------------------          ----------------       ----------------           -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (MBI): [ ]% of each stated interest payment (24.35% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.35% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CUTR): [ ]% of each stated interest payment (19.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): [ ]% of each stated interest payment (19.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HMY): [ ]% of each stated interest payment (27.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (27.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KEY): [ ]% of each stated interest payment (13.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NDAQ): [ ]% of each stated interest payment (11.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FSLR): [ ]% of each stated interest payment (30.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (30.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FSLR): [ ]% of each stated interest payment (36.55% in total) will be treated as an interest payment and [ ]% of each stated interest payment (36.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MTL): [ ]% of each stated interest payment (17.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MOS): [ ]% of each stated interest payment (22.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (LULU): [ ]% of each stated interest payment (15.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NUAN): [ ]% of each stated interest payment (12.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ISRG): [ ]% of each stated interest payment (25.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (25.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MR): [ ]% of each stated interest payment (11.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (POT): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BBT): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (STI): [ ]% of each stated interest payment (13.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RF): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): [ ]% of each stated interest payment (32.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (32.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NE): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (EMC): [ ]% of each stated interest payment (16.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (AAPL): [ ]% of each stated interest payment (18.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (RVBD): [ ]% of each stated interest payment (15.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TOL): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DHI): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): [ ]% of each stated interest payment (16.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WU): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (AIG): [ ]% of each stated interest payment (13.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JPM): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (WFC): [ ]% of each stated interest payment (12.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GOOG): [ ]% of each stated interest payment (10.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MGM): [ ]% of each stated interest payment (12.70% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (HMY): [ ]% of each stated interest payment (19.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): [ ]% of each stated interest payment (24.70% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.70% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (19.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WFC): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (SBUX): [ ]% of each stated interest payment (11.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.


     o RevCon (INTC): [ ]% of each stated interest payment (9.15% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.15% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NFLX): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MER): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o MBIA Inc. (MBIA) is engaged in providing financial guarantee insurance, investment management services, and municipal and other services to public finance and structured finance clients on a global basis. The Company conducts its financial guarantee business through its wholly owned subsidiary, MBIA Insurance Corporation (MBIA Corp.) and provides investment management products and financial services through its wholly owned subsidiary MBIA Asset Management, LLC (MBIA Asset Management). MBIA manages its activities primarily through two principal business operations: insurance and investment management services. In February 2007, MBIA Corp. formed a new subsidiary, MBIA Mexico, S.A. de C.V. (MBIA Mexico). During the year ended December 31, 2006, MBIA discontinued its municipal services operations. These operations included MBIA MuniServices Company (MuniServices). On December 5, 2006, the Company completed the sale of MBIA MuniServices Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09583.

     o Cutera, Inc. (Cutera) is a global medical device company specializing in the design, development, manufacture, marketing and servicing of laser and other light-based aesthetics systems for practitioners worldwide. The Company offers products based on three platforms:
          CoolGlide, Xeo and Solera, which enable dermatologists, plastic surgeons, gynecologists, primary care physicians and other qualified practitioners to perform safe, effective and non-invasive aesthetic procedures for their customers. CoolGlide offers hair removal, treatment of a range of vascular lesions, including leg and facial veins, and laser genesis, a non-ablative procedure to promote healthy looking skin, reduce pore size and improve skin texture. The Xeo platform of products combines pulsed light and laser applications in a single platform. Solera is a compact tabletop system designed to support a single technology platform.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50644.

     o Federal National Mortgage Association, operating as Fannie Mae, is engaged in providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. The Company also makes other investments that increase the supply of affordable housing. It is a government-sponsored enterprise (GSE) chartered by the United States Congress and is aligned with national policies to support expanded access to housing and increased opportunities for homeownership. The Company's business includes three integrated business segments:
          Single-Family Credit Guaranty (Single-Family), Housing and Community Development (HCD), and Capital Markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50231.

     o Harmony Gold Mining Company Limited (Harmony) is a gold producer, operating 22 individual mines and projects in three countries, South Africa, Australia and Papua New Guinea (PNG). During the fiscal year ended June 30, 2007 (fiscal 2007), Harmony produced 2.3 million ounces of gold, primarily from its operations in South Africa. Harmony's global exploration program continues with activities focused on southern Africa and Papua New Guinea. As of June 30, 2007, Harmony's ore reserves amounted to 53.6 million ounces of gold. In July 2007, Harmony announced the sale of the South Kal Mine to Dioro Exploration NL. On June 18, 2007, the Company disposed of 17% of its share in Orpheo by Harmony (Pty) Limited (Orpheo). On May 28, 2007, the Company disposed of 33% of its 50% share in a joint venture with Orpheo by Harmony (Pty) Ltd to AngloGold Ashanti Limited. In December 2007, Dioro Exploration NL acquired the South Kal Mine operations located near Kalgoorlie, Western Australia, from Harmony.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31545.

     o KeyCorp is a bank-based financial holding company. Its subsidiaries provide a range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients through two business groups: Community Banking and National Banking. As of December 31, 2006, these services were provided through subsidiaries operating 950 full-service retail banking branches (KeyCenters), a telephone banking call center services group and 2,050 automated teller machines (ATMs), in sixteen states in the United States. In March 2007, Nationstar Mortgage LLC acquired Parsippany, New Jersey-based, Champion Mortgage origination platform from the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11302.

     o The Nasdaq Stock Market, Inc. is a holding company that operates The NASDAQ Stock Market LLC as its wholly owned subsidiary. Nasdaq through its subsidiaries, is a provider of securities listing, trading, and information products and services. Its revenue sources include revenues from transaction services, market data products and services, listing fees, insurance products, shareholder and newswire services and financial products. It also operates, through the exchange subsidiary, The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national securities exchanges. It manages, operates and provides its products and services in two business segments, its Market Services segment and Issuer Services segment. In September 2007, Nasdaq has sold holdings representing 28% of the share capital of the London Stock Exchange Group plc (LSE) to Borse Dubai Limited.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-32651.

     o First Solar, Inc. (First Solar) designs and manufactures solar modules using a thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. In August 2006, First Solar completed its Ohio expansion, adding two 25 megawatt production lines to its existing 25 megawatt base plant. The Company describes its production capacity with a nameplate rating, which means minimum expected annual production. It assigns each production line a 25 megawatt nameplate rating. With the completion of its Ohio expansion, First Solar has an annual manufacturing capacity of 75 megawatt. The Company is also building a four line 100 megawatt plant in Germany. During the fiscal year ended December 30, 2006, First Solar entered into long-term solar module supply contracts with six European project developers and system integrators.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156.

     o Mechel OAO is an integrated mining and steel company. Its mining business is focused on mining products used in the production of steel, primarily coking coal, iron ore and nickel. Mechel OAO also produces a significant amount of steam coal. Its business consists of two segments: mining and steel. On March 29, 2007, the Company acquired 93.4% interest in Southern Kuzbass Power Plant. In March 2006, it acquired Mechel Recycling, a Chelyabinsk-based metal scrap processing company. In October 2006, the Company acquired a controlling stake in Moscow Coke and Gas Plant OAO (approximately 77% interest). In May 2007, the Company's subsidiary, Mechel-Energo OOO, acquired a controlling stake of 49% interest in Kuzbass Power Sales Company OAO's charter capital, from RAO UES of Russia. In September 2007, Mechel OAO acquired 100% of the Temryuk Sotra seaport shares. In October 2007, the Company acquired 75% less one share of Yakutugol OJSHC and 68.86% of Elgaugol OAO.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32328.

     o The Mosaic Company (Mosaic) is a producer of phosphate and potash combined, as well as nitrogen and animal feed ingredients. The Company operates its business through four business segments: phosphates, potash, offshore and nitrogen. The Phosphates segment operates mines and concentrates plants in Florida that produce phosphate fertilizer and feed phosphate, and concentrates plants in Louisiana that produce phosphate fertilizer. The Potash segment mines ad processes potash in Canada and the United States and sells potash in North America and internationally. The Offshore segment produces and markets fertilizer products and provides other ancillary services to wholesalers, cooperatives, independent retailers, and farmers in South America and the Asia-Pacific regions. The Nitrogen segment consists of its equity investment in Saskferco and Mosaic's nitrogen sales and distribution activities.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32327.

     o Lululemon athletica inc. (Lululemon) is a designer and retailer of technical athletic apparel in North America. Lululemon is engaged in the design, manufacture and distribution of athletic apparel, which is sold through a chain of corporate-owned and operated retail stores, independent franchises and a network of wholesale accounts. The Company's primary markets are Canada, the United States, Japan and Australia. The Company offers a line of apparel and accessories, including fitness pants, shorts, tops and jackets designed for athletic pursuits such as yoga, dance, running and general fitness. During the fiscal year ended January 31, 2007, 87.1% of Lululemon's net revenue was derived from sales of its products in Canada, 11.7% of the net revenue was derived from the sales of its products in the United States and 1.2% of the net revenue was derived from sales of its products in Australia and Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33608.

     o Nuance Communications, Inc. (Nuance) is a provider of speech-based solutions for businesses and consumers worldwide. The Company's speech solutions are designed to transform the way people interact with information systems, mobile devices and services. Nuance offers businesses and consumers value-added speech, dictation and imaging solutions that facilitate the way people access, share, manage and use information in business and daily life. The Company provides speech solutions to enterprise speech, mobility, and healthcare dictation and transcription markets. Nuance markets and distributes its products indirectly through a global network of resellers, including system integrators, independent software vendors, value-added resellers, hardware vendors, telecommunications carriers and distributors, and directly through its sales force and through the Company's e-commerce Website.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30203.

     o Intuitive Surgical, Inc. (Intuitive Surgical) is engaged in the designing, manufacturing and marketing of the da Vinci Surgical Systems. The da Vinci Surgical Systems consist of a surgeon's console, a patient-side cart, a vision system and wristed instruments. The da Vinci Surgical System controls the endoscopic instruments, including rigid endoscopes, blunt and sharp endoscopic dissectors, scissors, scalpels, forceps/pickups, needle holders, endoscopic retractors, electrocautery, ultrasonic cutters and accessories during surgical procedures. In January 2006, the da Vinci S Surgical System was introduced. The da Vinci S Surgical System shares the same core technology as the standard da Vinci Surgical System. In addition, the da Vinci S Surgical System features a motorized patient cart for easy setup and docking. The da Vinci S Surgical System has a feature called TilePro, which is designed to allow surgeons to import and view video images without leaving the surgeon's console.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30713.

     o Mindray Medical International Limited is developer, manufacturer and marketer of medical devices in China. The Company offers a range of products across its three primary business segments: patient monitoring devices, diagnostic laboratory instruments and ultrasound imaging systems. It sells its products primarily to distributors, and the balance directly to hospitals, clinics, government agencies, original design manufacturer (ODM) customers and original equipment manufacturer (OEM) customers. It has three business segments: patient monitoring devices, diagnostic laboratory instruments and ultrasound imaging systems. In June 2007, the Company received 510(k) clearance from the United States Food and Drug Administration (FDA) for its BC-3200, an automatic three-part differential hematology analyzer, and Hypervisor VI, a central monitoring system. On April 20, 2006, the Company acquired approximately 8.9% of the minority interest in Shenzhen Mindray Bio-Medical Electronics Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33036.

     o Potash Corporation of Saskatchewan Inc. (PCS) is an integrated fertilizer and related industrial and feed products company. During the year ended December 31, 2006, the Company's potash operations represented an estimated 15% of global production, 22% of global potash capacity and 55% of global potash excess capacity. The Company's potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, it owns and operates five in Saskatchewan and one in New Brunswick. During 2006, PCS Joint Venture, Ltd., its subsidiary, sold all of its Florida assets and shut down its Georgia manufacturing facility.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10351.

     o BB&T Corporation (BB&T) is a financial holding company. BB&T conducts its business operations primarily through its commercial bank subsidiary, Branch Banking and Trust Company (Branch Bank), which has offices in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Tennessee, Kentucky, Alabama, Florida, Indiana and Washington, D.C. Substantially all of the loans by BB&T's bank and nonbank subsidiaries are to businesses and individuals in these market areas. As of December 31, 2006, the principal operating subsidiaries of BB&T included Branch Banking and Trust Company, BB&T Bankcard Corporation, Scott & Stringfellow, Inc., Regional Acceptance Corporation and Sheffield Financial LLC. On June 1, 2006, BB&T completed its merger with Main Street Banks, Inc. On August 1, 2006, BB&T completed its merger with First Citizens Bancorp. In May 2007, the Company acquired Coastal Financial Corporation. In November 2007, the Company acquired Collateral Real Estate Capital LLC.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10853.

     o SunTrust Banks, Inc. (SunTrust) primarily operates as a financial services holding company. Through its principal banking subsidiary, SunTrust Bank (the Bank), the Company provides deposit, credit, and trust and investment services. Through its subsidiaries, SunTrust also provides mortgage banking, credit-related insurance, asset management, securities brokerage and capital market services. The Company operates in five business segments: Retail, Commercial, Corporate and Investment Banking (CIB), Wealth and Investment Management, and Mortgage. The Bank operates primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia and the District of Columbia. SunTrust's client base includes individuals, families, high-net-worth clients, businesses and institutions. SunTrust provides clients with a selection of technology based banking channels, including the Internet, automated teller machines (ATMs), personal computers and around-the-clock telebanking.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08918.

     o Wells Fargo & Company is a financial holding company and a bank holding company. The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. It provides other financial services through subsidiaries engaged in various businesses, principally wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities servicing and venture capital investment. The Company operates in three business segments: Community Banking, Wholesale Banking and Wells Fargo Financial. In April 2007, First Data Corporation acquired the Instant Cash Services business, from Wells Fargo Bank, N.A., a subsidiary of the Company. In October 2007, Greater Bay Bancorp completed its merger with the Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979.

     o Regions Financial Corporation is a financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. Its operations consist of banking, brokerage and investment services, mortgage banking, insurance brokerage, credit life insurance, leasing, commercial accounts receivable factoring and specialty financing. Regions conducts its banking operations through Regions Bank, an Alabama chartered commercial bank. As of December 31, 2006, it operated approximately 2,000 full service banking offices in Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, South Carolina, Tennessee, Texas and Virginia. In November 2006, Regions and AmSouth Bancorporation completed a merger of the two companies. In December 2007, the Company completed its merger integration and is operating under one name and with one set of systems across its 16-state footprint.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50831.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January 2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

o Noble Corporation (Noble) is a provider of diversified services for the oil and gas industry. It performs contract drilling services with its fleet of 63 offshore drilling units located in key markets worldwide. This fleet consists of 13 semi-submersibles, three drillships, 44 jackups and three submersibles. As of February 28, 2007, approximately 86% of Noble's fleet were deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil and West Africa. The Company's other services include labor contract drilling services, well site and project management services, and engineering services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-31306.

     o EMC Corporation (EMC) and its subsidiaries develop, deliver and support information infrastructure technologies and solutions that are designed to help individuals and organizations handle their digital information needs. It operates in four segments: information storage, content management and archiving, RSA information security and VMware virtual infrastructure. In November 2006, the Company acquired Avamar Technologies, Inc. In September 2006, EMC acquired RSA Security Inc. and Network Intelligence Corporation. In June 2006, the Company's subsidiary, VMware, Inc. acquired Akimbi Systems, Inc. In June 2006, EMC acquired the assets of ProActivity Software Solutions Ltd. In June 2006, EMC also acquired nLayers Ltd. In May 2006, the Company acquired Kashya, Inc. In May 2006, it also acquired Interlink Group, Inc. In June 2007, EMC acquired Verid, Inc. In October 2007, EMC acquired Berkeley Data Systems, Inc. In October 2007, the Company acquired Voyence.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09853.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Riverbed Technology, Inc. (Riverbed) has developed a solution to the fundamental problems of wide-area distributed computing. The Company's Steelhead appliances enable its customers to improve the performance of their applications and access to their data across wide area networks (WANs), increasing transmission speeds by 5 to 50 times and in some cases by up to 100 times. Riverbed's products also offer the ability to simplify information technology (IT) infrastructure. Riverbed sells its products and support directly through its sales force and indirectly through distribution partners, including value-added resellers (VARs). Riverbed's wide-area data services (WDS) solution consists of the Riverbed Optimization System (RiOS), the Company's software that is embedded on a general-purpose, hardware-computing platform to form its Steelhead appliances. RiOS integrates four sets of technologies: Data Streamlining, Transport Streamlining, Application Streamlining and Management Streamlining.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33023.

     o Toll Brothers, Inc. is engaged in designing, building, marketing and arranging finance for single-family detached and attached homes in luxury residential communities. The Company is also involved, directly and through joint ventures, in projects where it is building, or converting existing rental apartment buildings into high-, mid- and low-rise luxury homes. During the fiscal year ended October 31, 2007 (fiscal 2007), the Company delivered 7,023 homes from 385 communities. In fiscal 2007, the Company has introduced 70 new single-family detached models, 28 new single-family attached models and 32 new condominium units. The four segments operated by the Company includes the North, the Mid-Atlantic, the South and the West.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09186.

     o D.R. Horton, Inc. is a homebuilding company in the United States. The Company constructs and sells homes through its operating divisions in 27 states and 83 metropolitan markets of the United States, under the name of D.R. Horton, America's Builder. The segments of the Company consist of seven homebuilding segments and a financial services segment. The financial services operations provide mortgage banking and title agency services to homebuyers in many of the homebuilding markets. DHI Mortgage, the wholly owned subsidiary provides mortgage financing services to the purchasers of the homes.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14122.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o The Western Union Company (Western Union) is a provider of money transfer services, such as sending money around the world, paying bills and purchasing money orders. The Company operates through two segments: consumer-to-consumer and consumer-to-business. In the consumer-to-consumer segment the Company provides its third-party agents with its multi-currency, real-time money transfer processing systems used to originate and pay money transfers. In the consumer-to-business segment the Company offers consumers options to make payments electronically over the telephone or the Internet, and to make cash payments in person at an agent location. It processes electronic payments using the consumer's credit card, debit card or bank account. The Company offers money transfer and bill payment services under the Western Union, Orlandi Valuta, Vigo and Pago Facil brands. In September 2006, Western Union became an independent company as a result of a spin off from First Data Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32903.

     o American International Group, Inc. (AIG) is a holding company which, through its subsidiaries, is engaged in a range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both General Insurance and Life Insurance & Retirement Services operations. Other significant activities include Financial Services and Asset Management. AIG's reportable segments by product or service line are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management. AIG provides its products and services in more than 130 countries and jurisdictions. In 2006, AIG acquired Travel Guard International, a provider of travel insurance programs and emergency travel assistance. In September 2007, AIG announced that it has completed the merger of a wholly owned subsidiary of AIG with 21st Century Insurance Group (21st Century). Upon consummation of the merger, AIG acquired remaining 39.3% interest in 21st Century.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08787.

     o JPMorgan Chase & Co. (JPMorgan Chase) is a financial holding company. JPMorgan Chase's principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank that is the Company's credit card issuing bank. On October 1, 2006, JPMorgan Chase completed the acquisition of The Bank of New York Company, Inc.'s consumer, business banking and middle-market banking businesses. On July 1, 2006, it completed the sale of its life insurance and annuity underwriting businesses. On April 21, 2006, JPMorgan Chase completed the acquisition of private-label credit card receivables and approximately 21 million accounts from Kohl's Corporation. On March 1, 2006, the Company acquired Collegiate Funding Services. In May 2007, the Company completed the acquisition of Xign Corporation, which will be known as JPMorgan Xign Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-05805.

     o Google Inc. maintains an index of Websites and other content, and makes this information freely available to anyone with an Internet connection. Its automated search technology enables people to obtain nearly instant access to relevant information from its online index. Google generates revenue by delivering online advertising. Businesses use its AdWords program to promote their products and services with targeted advertising. In addition, the third-party Websites that comprise the Google Network use the Company's AdSense program to deliver relevant advertisements that generate revenue. In August 2006, it acquired Neven Vision, an online photo-search company. On October 10, 2006, it acquired the online video company, YouTube. In October 2006, it also acquired JotSpot. JotSpot applications are delivered as Web-based services. In March 2007, the Company acquired Adscape Media Inc., a company that makes technology to deliver advertising over the Internet for placement within videogames.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50726.

     o MGM MIRAGE is a gaming company. As of December 31, 2006, the Company's operations consisted of 23 wholly owned casino resorts and 50% investments in three other casino resorts. The Company owns and operates casino resorts in Las Vegas, Nevada, which includes Bellagio, MGM Grand Las Vegas, Mandalay Bay, The Mirage, Luxor, Treasure Island
          (TI), New York-New York, Excalibur, Monte Carlo, Circus Circus Las Vegas and Slots-A-Fun. The Company owns three resorts in Primm, Nevada, at the California/Nevada state line: Whiskey Pete's, Buffalo Bill's and the Primm Valley Resort (the Primm Valley Resorts), as well as two championship golf courses located near the resorts. Other Nevada operations include Circus Circus Reno, Colorado Belle and Edgewater in Laughlin, Gold Strike and Nevada Landing in Jean (the Jean Properties), and Railroad Pass in Henderson. MGM MIRAGE has a 50% investment in Silver Legacy in Reno, which is adjacent to Circus Circus Reno.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10326.

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. The Company's three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. In addition, Elan reorganized its operations into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in biopharmaceutical research and development activities, and pharmaceutical commercial activities. EDT focuses on product development scale-up and manufacturing to address the drug delivery challenges of the pharmaceutical industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o Starbucks Corporation (Starbucks) purchases and roasts whole bean coffees and sells them, along with fresh, rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. Starbucks also sells coffee and tea products and licenses its trademark through other channels, and through certain of its equity investees, the Company produces and sells ready-to-drink beverages, which include, among others, bottled Frappuccino beverages and Starbucks DoubleShot espresso drinks, and a line of superpremium ice creams. All channels outside the Company-operated retail stores are collectively known as Specialty Operations. Its brand portfolio includes superpremium Tazo teas, Starbucks Hear Music compact discs, Seattle's Best Coffee and Torrefazione Italia coffee.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20322.

     o Intel Corporation is a semiconductor chip maker, developing advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Intel's products include chips, boards and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets and flash memory. As of December 30, 2006, the Company's segments included the Digital Enterprise Group (DEG), Mobility Group, Flash Memory Group, Digital Home Group, Digital Health Group and Channel Platforms Group. In October 2006, Eicon Networks Corporation completed the acquisition of Intel Corporation's media and signaling business. In November 2006, Marvell Technology Group Ltd. completed the acquisition of Intel's cellular and applications processor business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-06217.

     o Netflix, Inc. is an online movie rental service, providing more than 6,300,000 subscribers access to a comprehensive library of more than 70,000 movie, television and other filmed entertainment titles on digital versatile disc (DVD). The Company offers a variety of subscription plans, starting at $9.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at its Website aided by its recommendation service, receive them on DVD by the United States mail and return them to the Company at their convenience using its prepaid mailers. The Company also offers certain titles through its instant-viewing feature.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-49802.

     o Merrill Lynch & Co., Inc. (Merrill Lynch) is a holding company that provides investment, financing, insurance and related services to individuals and institutions on a global basis through its broker, dealer, banking, insurance and other financial services subsidiaries. On September 29, 2006, Merrill Lynch completed the merger of its Merrill Lynch Investment Managers (MLIM) business with BlackRock, Inc. (BlackRock) (the BlackRock merger). The Company owns a 45% voting interest and approximately half of the economic interest of BlackRock. Prior to the BlackRock merger, Merrill Lynch operated in three segments: Global Markets and Investment Banking (GMI), Global Private Client (GPC) and MLIM. Effective with the BlackRock merger, MLIM ceased to exist as a separate business segment. A new business segment, Global Wealth Management (GWM), was created, consisting of GPC and Global Investment Management (GIM). As a result, the Company operates in two segments: GWM and GMI.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07182.

Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the second, third and fourth calendar quarters of 2004, and 2005, 2006 and 2007 as well as for the period from January 1, 2008 through January 3, 2008. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                    MBIA Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               64.9                     54.3                    57.12
     7/1/2004             9/30/2004               59.14                    52.55                   58.21
    10/1/2004            12/31/2004               65.21                    53.43                   63.28

     1/1/2005             3/31/2005               63.33                    52.1                    52.28
     4/1/2005             6/30/2005               61.35                    49.07                   59.31
     7/1/2005             9/30/2005               63.23                    54.75                   60.62
    10/1/2005            12/30/2005               64                       54.15                   60.16

     1/1/2006             3/31/2006               63.63                    56.8601                 60.13
     4/1/2006             6/30/2006               60.87                    56                      58.55
     7/1/2006             9/29/2006               64.42                    56.3                    61.44
    10/1/2006            12/29/2006               73.49                    60.57                   73.06

     1/1/2007             3/31/2007               76.02                    63.19                   65.49
     4/1/2007             6/30/2007               72.38                    60.4                    62.22
     7/1/2007             9/30/2007               66.25                    48.95                   61.05
    10/1/2007            12/31/2007               68.98                    17.79                   18.63

     1/1/2008              1/3/2008               19.75                    18.03                   18.55


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Cutera Inc.
                                    (04 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               16.98                    10.79                   13.59
     7/1/2004             9/30/2004               14                       10.8                    11.28
    10/1/2004            12/31/2004               13.65                     9.21                   12.5

     1/1/2005             3/31/2005               19.87                    12.1                    19.28
     4/1/2005             6/30/2005               20                       14                      17.35
     7/1/2005             9/30/2005               26.27                    15.84                   25.94
    10/1/2005            12/30/2005               44.2                     21.6                    26.36

     1/1/2006             3/31/2006               32.13                    24.55                   27.12
     4/1/2006             6/30/2006               28.16                    16.35                   19.72
     7/1/2006             9/29/2006               26.88                    18.57                   26.59
    10/1/2006            12/29/2006               30.27                    24.79                   27

     1/1/2007             3/31/2007               37.81                    26.51                   36.19
     4/1/2007             6/30/2007               38.8                     22.15                   24.92
     7/1/2007             9/30/2007               26.71                    20.57                   26.21
    10/1/2007            12/31/2007               27.8                     14.1                    15.7

     1/1/2008              1/3/2008               16.03                    15.00                   15.03


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Fannie Mae
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               75.47                    65.89                   71.36
     7/1/2004             9/30/2004               77.8                     63.05                   63.4
    10/1/2004            12/31/2004               73.81                    62.95                   71.21

     1/1/2005             3/31/2005               71.7                     53.72                   54.45
     4/1/2005             6/30/2005               61.66                    49.75                   58.4
     7/1/2005             9/30/2005               60.21                    41.34                   44.82
    10/1/2005            12/30/2005               50.8                     41.41                   48.81

     1/1/2006             3/31/2006               58.6                     48.41                   51.4
     4/1/2006             6/30/2006               54.53                    46.17                   48.1
     7/1/2006             9/29/2006               56.31                    46.3                    55.91
    10/1/2006            12/29/2006               62.37                    54.4                    59.39

     1/1/2007             3/31/2007               60.44                    51.88                   54.58
     4/1/2007             6/30/2007               69.94                    53.3                    65.33
     7/1/2007             9/30/2007               70.57                    56.19                   60.81
    10/1/2007            12/31/2007               68.6                     26.38                   39.98

     1/1/2008              1/3/2008               40.20                    35.86                   35.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Harmony Gold Mining Co. Ltd. (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               15.62                     9.25                   10.59
     7/1/2004             9/30/2004               13.74                     9.75                   13.62
    10/1/2004            12/31/2004               14.29                     9.046                   9.27

     1/1/2005             3/31/2005                9.58                     7.51                    7.8
     4/1/2005             6/30/2005                8.8                      5.96                    8.56
     7/1/2005             9/30/2005               11.23                     7.21                   10.94
    10/1/2005            12/30/2005               13.64                     9.71                   13.05

     1/1/2006             3/31/2006               18.84                    12.25                   15.88
     4/1/2006             6/30/2006               17.76                    11.9                    16.29
     7/1/2006             9/29/2006               17.1                     11.91                   12.93
    10/1/2006            12/29/2006               17.26                    12.81                   15.75

     1/1/2007             3/31/2007               15.97                    12.8                    13.9
     4/1/2007             6/30/2007               16.7                     13.15                   14.27
     7/1/2007             9/30/2007               15.27                     8.41                   11.91
    10/1/2007            12/31/2007               11.9                      9.35                   10.31

     1/1/2008              1/3/2008               11.77                    10.27                   11.58


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                     KeyCorp
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004               32.27                    28.23                   29.89
     7/1/2004             9/30/2004               32.02                    29                      31.6
    10/1/2004            12/31/2004               34.5                     31.35                   33.9

     1/1/2005             3/31/2005               34.05                    31                      32.45
     4/1/2005             6/30/2005               33.8                     31.52                   33.15
     7/1/2005             9/30/2005               35                       31.65                   32.25
    10/1/2005            12/30/2005               34.05                    30.1                    32.93

     1/1/2006             3/31/2006               37.67                    32.9                    36.8
     4/1/2006             6/30/2006               38.31                    34.24                   35.68
     7/1/2006             9/29/2006               38.15                    34.48                   37.44
    10/1/2006            12/29/2006               38.63                    35.73                   38.03

     1/1/2007             3/31/2007               39.9                     35.94                   37.47
     4/1/2007             6/30/2007               38.96                    34.15                   34.33
     7/1/2007             9/30/2007               37.09                    31.38                   32.33
    10/1/2007            12/31/2007               34.05                    21.04                   23.45

     1/1/2008              1/3/2008               23.56                    22.61                   22.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Nasdaq Stock Market Inc.
                                    (03 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004                8.8                      6.3                     6.3
     7/1/2004             9/30/2004                7                        5.53                    6.9
    10/1/2004            12/31/2004               10.5                      6.4                    10.2

     1/1/2005             3/31/2005               11.86                     7.6                    10.7
     4/1/2005             6/30/2005               20                        9.81                   18.86
     7/1/2005             9/30/2005               25.75                    18.8                    25.35
    10/1/2005            12/30/2005               45.23                    25.33                   35.18

     1/1/2006             3/31/2006               46.75                    34.831                  40.04
     4/1/2006             6/30/2006               45                       23.91                   29.9
     7/1/2006             9/29/2006               32.49                    25.33                   30.24
    10/1/2006            12/29/2006               42.37                    28.9                    30.79

     1/1/2007             3/31/2007               37.45                    26.57                   29.41
     4/1/2007             6/30/2007               34.96                    29.05                   29.71
     7/1/2007             9/30/2007               39                       28.48                   37.68
    10/1/2007            12/31/2007               50.47                    37.65                   49.49

     1/1/2008              1/3/2008               49.90                    47.06                   47.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                First Solar Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004                 N/A                      N/A                     N/A
     7/1/2004             9/30/2004                 N/A                      N/A                     N/A
    10/1/2004            12/31/2004                 N/A                      N/A                     N/A

     1/1/2005             3/31/2005                 N/A                      N/A                     N/A
     4/1/2005             6/30/2005                 N/A                      N/A                     N/A
     7/1/2005             9/30/2005                 N/A                      N/A                     N/A
    10/1/2005            12/30/2005                 N/A                      N/A                     N/A

     1/1/2006             3/31/2006                 N/A                      N/A                     N/A
     4/1/2006             6/30/2006                 N/A                      N/A                     N/A
     7/1/2006             9/29/2006                 N/A                      N/A                     N/A
    10/1/2006            12/29/2006                30                       20                      29.84

     1/1/2007             3/31/2007                59.88                    27.54                   52.01
     4/1/2007             6/30/2007                91.1                     52.08                   89.29
     7/1/2007             9/30/2007               123.21                    74.77                  117.7399
    10/1/2007            12/31/2007               283                      119.91                  267.14

     1/1/2008              1/3/2008               272.7899                 260.50                  265.87


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Mechel AOA (ADS)
                                    (05 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004                 N/A                     N/A                     N/A
     7/1/2004             9/30/2004                 N/A                     N/A                     N/A
    10/1/2004            12/31/2004                23.2                    13.55                   22.35

     1/1/2005             3/31/2005                33.27                   20.75                   26.77
     4/1/2005             6/30/2005                33.7                    23.83                   25.4
     7/1/2005             9/30/2005                36.95                   24.06                   36.48
    10/1/2005            12/30/2005                36.65                   23.34                   24.17

     1/1/2006             3/31/2006                31.2                    23.57                   25.7
     4/1/2006             6/30/2006                29.01                   18.59                   22.39
     7/1/2006             9/29/2006                23.73                   19.2                    20.3
    10/1/2006            12/29/2006                26.7                    19.85                   25.48

     1/1/2007             3/31/2007                34.64                   23.1601                 33.25
     4/1/2007             6/30/2007                39.84                   31.87                   36.53
     7/1/2007             9/30/2007                53.1                    34.1                    51
    10/1/2007            12/31/2007               106.96                   51.3                    97.14

     1/1/2008              1/3/2008               100.30                   96.00                   99.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Mosaic Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004                N/A                      N/A                     N/A
     7/1/2004             9/30/2004                N/A                      N/A                     N/A
    10/1/2004            12/31/2004               18.58                    14.8                    16.32

     1/1/2005             3/31/2005               17.42                    14.59                   17.06
     4/1/2005             6/30/2005               17.16                    12.36                   15.56
     7/1/2005             9/30/2005               17.99                    15.11                   16.02
    10/1/2005            12/30/2005               15.62                    12.5                    14.63

     1/1/2006             3/31/2006               17.14                    13.78                   14.35
     4/1/2006             6/30/2006               17.28                    13.31                   15.65
     7/1/2006             9/29/2006               17.13                    14.03                   16.9
    10/1/2006            12/29/2006               23.54                    16.2                    21.36

     1/1/2007             3/31/2007               28.84                    19.49                   26.66
     4/1/2007             6/30/2007               41                       26.44                   39.02
     7/1/2007             9/30/2007               54.83                    32.5                    53.52
    10/1/2007            12/31/2007               97.6                     48.72                   94.34

     1/1/2008              1/3/2008               99.85                    92.29                   97.71


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Lululemon Athletica Inc.
                                      (07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004                N/A                      N/A                     N/A
     7/1/2004             9/30/2004                N/A                      N/A                     N/A
    10/1/2004            12/31/2004                N/A                      N/A                     N/A

     1/1/2005             3/31/2005                N/A                      N/A                     N/A
     4/1/2005             6/30/2005                N/A                      N/A                     N/A
     7/1/2005             9/30/2005                N/A                      N/A                     N/A
    10/1/2005            12/30/2005                N/A                      N/A                     N/A

     1/1/2006             3/31/2006                N/A                      N/A                     N/A
     4/1/2006             6/30/2006                N/A                      N/A                     N/A
     7/1/2006             9/29/2006                N/A                      N/A                     N/A
    10/1/2006            12/29/2006                N/A                      N/A                     N/A

     1/1/2007             3/31/2007                N/A                      N/A                     N/A
     4/1/2007             6/30/2007                N/A                      N/A                     N/A
     7/1/2007             9/30/2007               44.23                    18                      42.03
    10/1/2007            12/31/2007               60.7                     33.8                    47.37

     1/1/2008              1/3/2008               48.3299                  43.56                   44.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Nuance Communications Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 5.84                    4.58                     4.95
     7/1/2004             9/30/2004                 5                       3.61                     4.08
    10/1/2004            12/31/2004                 4.51                    3.25                     4.19

     1/1/2005             3/31/2005                 4.8                     3.43                     3.72
     4/1/2005             6/30/2005                 4.64                    3.42                     3.77
     7/1/2005             9/30/2005                 5.38                    3.74                     5.33
    10/1/2005            12/30/2005                 7.89                    4.6                      7.63

     1/1/2006             3/31/2006                12.04                    7.41                    11.81
     4/1/2006             6/30/2006                13.48                    7.37                    10.06
     7/1/2006             9/29/2006                10.39                    6.94                     8.17
    10/1/2006            12/29/2006                12.08                    7.64                    11.46

     1/1/2007             3/31/2007                16.63                   11                       15.31
     4/1/2007             6/30/2007                18.85                   14.94                    16.73
     7/1/2007             9/30/2007                20.24                   14.81                    19.31
    10/1/2007            12/31/2007                22.5584                 17.48                    18.68

     1/1/2008              1/3/2008                18.48                   17.10                    17.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Intuitive Surgical Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                19.1                    15.08                    19
     7/1/2004             9/30/2004                28.25                   17.61                    24.75
    10/1/2004            12/31/2004                40.6                    21.12                    40.02

     1/1/2005             3/31/2005                49.43                   35.69                    45.47
     4/1/2005             6/30/2005                53.1                    40.15                    46.64
     7/1/2005             9/30/2005                79.42                   46.4                     73.29
    10/1/2005            12/30/2005               124.7899                 63.77                   117.27

     1/1/2006             3/31/2006               139.5                    85.63                   118
     4/1/2006             6/30/2006               132                      97.08                   115
     7/1/2006             9/29/2006               123.88                   90.4                    105.45
    10/1/2006            12/29/2006               118.72                   93.92                    95.9

     1/1/2007             3/31/2007               125                      86.2                    121.57
     4/1/2007             6/30/2007               146.2                   120.54                   138.77
     7/1/2007             9/30/2007               235.4                   138.31                   230
    10/1/2007            12/31/2007               359.59                  229.7                    323

     1/1/2008              1/3/2008               330.47                  315                      321.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                    Mindray Medical International Ltd. (ADS)
                                    (06 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                17.75                   13.5                     16.69
    10/1/2006            12/29/2006                27.2                    15.6                     23.92

     1/1/2007             3/31/2007                29.3                    21.11                    23.81
     4/1/2007             6/30/2007                31.95                   22.76                    30.53
     7/1/2007             9/30/2007                43.4699                 28.35                    42.95
    10/1/2007            12/31/2007                45.19                   33                       42.97

     1/1/2008              1/3/2008                43.7599                 41.15                    41.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Potash Corp. of Saskatchewan Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day          Low Intra-Day              Period-End
                                               Price of the           Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock         Reference Stock           the Reference
       Date                 Date                  in ($)                  in ($)                Stock in ($)
       ----                 ----                  ------                  ------                ------------
     4/1/2004             6/30/2004               16.1667                 13.1533                  16.15
     7/1/2004             9/30/2004               21.4167                 15.2583                  21.39
    10/1/2004            12/31/2004               28                      20.2167                  27.6867

     1/1/2005             3/31/2005               30.6667                 24.302                   29.17
     4/1/2005             6/30/2005               35.5567                 26.4233                  31.86
     7/1/2005             9/30/2005               38.3833                 30.95                    31.1067
    10/1/2005            12/30/2005               31.1067                 24.2567                  26.74

     1/1/2006             3/31/2006               33.08                   26.05                    29.3633
     4/1/2006             6/30/2006               35.4667                 26.28                    28.6567
     7/1/2006             9/29/2006               35.4933                 27.3433                  34.73
    10/1/2006            12/29/2006               49.0633                 33.8333                  47.8267

     1/1/2007             3/31/2007               56.3533                 44.05                    53.31
     4/1/2007             6/30/2007               80.85                   52.8233                  77.97
     7/1/2007             9/30/2007              109.4                    71.5                    105.7
    10/1/2007            12/31/2007              151.9                    97.36                   143.96

     1/1/2008              1/3/2008              150.69                  142.93                   146.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   BB&T Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                37.91                   33.02                    36.97
     7/1/2004             9/30/2004                40.46                   36.38                    39.69
    10/1/2004            12/31/2004                43.25                   38.67                    42.05

     1/1/2005             3/31/2005                42.24                   37.68                    39.08
     4/1/2005             6/30/2005                40.95                   37.04                    39.97
     7/1/2005             9/30/2005                43                      38.56                    39.05
    10/1/2005            12/30/2005                43.92                   37.39                    41.91

     1/1/2006             3/31/2006                42.85                   38.24                    39.2
     4/1/2006             6/30/2006                43.46                   39.09                    41.59
     7/1/2006             9/29/2006                44.54                   39.87                    43.78
    10/1/2006            12/29/2006                44.74                   42.48                    43.93

     1/1/2007             3/31/2007                44.3                    39.54                    41.02
     4/1/2007             6/30/2007                43.02                   39.13                    40.68
     7/1/2007             9/30/2007                43                      36.95                    40.39
    10/1/2007            12/31/2007                42.61                   30.36                    30.67

     1/1/2008              1/3/2008                30.89                   29.05                    29.12


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               SunTrust Banks Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                71.1                    61.27                    64.99
     7/1/2004             9/30/2004                70.69                   63.5                     70.41
    10/1/2004            12/31/2004                74.38                   67.03                    73.88

     1/1/2005             3/31/2005                74.18                   69                       72.07
     4/1/2005             6/30/2005                75                      69.6                     72.24
     7/1/2005             9/30/2005                75.77                   68.85                    69.45
    10/1/2005            12/30/2005                75.46                   65.32                    72.76

     1/1/2006             3/31/2006                76.75                   69.68                    72.76
     4/1/2006             6/30/2006                78.33                   72.56                    76.26
     7/1/2006             9/29/2006                81.59                   75.11                    77.28
    10/1/2006            12/29/2006                85.64                   76.75                    84.45

     1/1/2007             3/31/2007                87.43                   80.76                    83.04
     4/1/2007             6/30/2007                91.3                    78.16                    85.74
     7/1/2007             9/30/2007                90.47                   73.61                    75.67
    10/1/2007            12/31/2007                78.759                  60.02                    62.49

     1/1/2008              1/3/2008                62.525                  59.72                    60.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Wells Fargo & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                29.86                   27.16                    28.615
     7/1/2004             9/30/2004                29.93                   28.06                    29.815
    10/1/2004            12/31/2004                32.02                   28.775                   31.075

     1/1/2005             3/31/2005                31.375                  29.075                   29.9
     4/1/2005             6/30/2005                31.11                   28.885                   30.79
     7/1/2005             9/30/2005                31.435                  29                       29.285
    10/1/2005            12/30/2005                32.35                   28.81                    31.415

     1/1/2006             3/31/2006                32.755                  30.31                    31.935
     4/1/2006             6/30/2006                34.855                  31.9                     33.54
     7/1/2006             9/29/2006                36.89                   33.355                   36.18
    10/1/2006            12/29/2006                36.99                   34.9                     35.56

     1/1/2007             3/31/2007                36.64                   33.01                    34.43
     4/1/2007             6/30/2007                36.49                   33.93                    35.17
     7/1/2007             9/30/2007                37.99                   32.66                    35.62
    10/1/2007            12/31/2007                37.78                   29.29                    30.19

     1/1/2008              1/3/2008                30.48                   28.17                    28.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Regions Financial Corp. (New)
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                31.1518                 27.2639                  29.6047
     7/1/2004             9/30/2004                33.59                   29.24                    33.06
    10/1/2004            12/31/2004                35.97                   32.93                    35.59

     1/1/2005             3/31/2005                35.52                   31.66                    32.4
     4/1/2005             6/30/2005                34.5                    31.3                     33.88
     7/1/2005             9/30/2005                35.54                   30.44                    31.12
    10/1/2005            12/30/2005                35.01                   29.16                    34.16

     1/1/2006             3/31/2006                36.32                   32.89                    35.17
     4/1/2006             6/30/2006                36.66                   32.66                    33.12
     7/1/2006             9/29/2006                37.36                   32.37                    36.79
    10/1/2006            12/29/2006                39.15                   36.25                    37.4

     1/1/2007             3/31/2007                38.17                   33.8302                  35.37
     4/1/2007             6/30/2007                36.66                   32.87                    33.1
     7/1/2007             9/30/2007                34.44                   28.9                     29.48
    10/1/2007            12/27/2007                31.26                   22.84                    23.65

     1/1/2008              1/3/2008                23.82                   23.13                    23.28


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                44.99                   36.8                     38.64
     7/1/2004             9/30/2004                40.88                   37.54                    39.08
    10/1/2004            12/31/2004                42.5                    37.51                    42.28

     1/1/2005             3/31/2005                42.81                   38.7                     39.5
     4/1/2005             6/30/2005                42.97                   37.75                    40.69
     7/1/2005             9/30/2005                43.9                    39.12                    39.22
    10/1/2005            12/30/2005                45.06                   36.64                    43.5

     1/1/2006             3/31/2006                45.6                    41.57                    42.62
     4/1/2006             6/30/2006                47.01                   42.44                    45.58
     7/1/2006             9/29/2006                46.79                   41.03                    43.47
    10/1/2006            12/29/2006                46.38                   42.01                    45.49

     1/1/2007             3/31/2007                46.02                   38.73                    40.38
     4/1/2007             6/30/2007                44.66                   38.76                    42.64
     7/1/2007             9/30/2007                43.85                   31.27                    35.31
    10/1/2007            12/27/2007                36.47                   12.81                    13.61

     1/1/2008              1/3/2008                14.37                   13.41                    13.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Noble Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                19.845                  16.765                   18.945
     7/1/2004             9/30/2004                23.25                   17.66                    22.475
    10/1/2004            12/31/2004                25.27                   21.385                   24.87

     1/1/2005             3/31/2005                29.545                  23.52                    28.105
     4/1/2005             6/30/2005                32.3                    24.405                   30.755
     7/1/2005             9/30/2005                36.36                   29.93                    34.23
    10/1/2005            12/30/2005                37.815                  28.57                    35.27

     1/1/2006             3/31/2006                42.48                   34.505                   40.55
     4/1/2006             6/30/2006                43.08                   31.225                   37.21
     7/1/2006             9/29/2006                38.63                   30.455                   32.09
    10/1/2006            12/29/2006                41.155                  29.255                   38.075

     1/1/2007             3/31/2007                40.775                  33.805                   39.34
     4/1/2007             6/30/2007                49.52                   39.185                   48.76
     7/1/2007             9/30/2007                54.285                  43.475                   49.05
    10/1/2007            12/31/2007                57.64                   46.21                    56.51

     1/1/2008              1/3/2008                58.09                   56.23                    57.01


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    EMC Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                13.76                    9.97                    11.4
     7/1/2004             9/30/2004                11.61                    9.24                    11.54
    10/1/2004            12/31/2004                14.98                   11.68                    14.87

     1/1/2005             3/31/2005                15.09                   11.79                    12.32
     4/1/2005             6/30/2005                14.88                   11.1                     13.71
     7/1/2005             9/30/2005                14.78                   12.05                    12.94
    10/1/2005            12/30/2005                14.55                   12.7                     13.62

     1/1/2006             3/31/2006                14.75                   13.05                    13.63
     4/1/2006             6/30/2006                13.99                   10.11                    10.97
     7/1/2006             9/29/2006                12.09                    9.44                    11.98
    10/1/2006            12/29/2006                13.79                   11.69                    13.2

     1/1/2007             3/31/2007                14.89                   12.74                    13.85
     4/1/2007             6/30/2007                18.16                   13.85                    18.1
     7/1/2007             9/30/2007                21.1                    16.89                    20.8
    10/1/2007            12/31/2007                25.47                   17.36                    18.53

     1/1/2008              1/3/2008                18.60                   17.57                    17.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                17.095                  12.745                   16.27
     7/1/2004             9/30/2004                19.635                  14.37                    19.375
    10/1/2004            12/31/2004                34.785                  18.825                   32.2

     1/1/2005             3/31/2005                45.44                   31.3                     41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.4                    57.67                    62.72
     4/1/2006             6/30/2006                73.8                    55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    10/1/2006            12/29/2006                93.159                  72.6                     84.84

     1/1/2007             3/31/2007                97.8                    81.9                     92.91
     4/1/2007             6/30/2007               127.61                   89.6                    122.04
     7/1/2007             9/30/2007               155                     111.62                   153.47
    10/1/2007            12/31/2007               202.96                  150.63                   198.08

     1/1/2008              1/3/2008               200.26                  192.55                   194.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Riverbed Technology Inc.
                                    (06 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                19.7                     9.75                    19.5
    10/1/2006            12/29/2006                35.17                   17.52                    30.7

     1/1/2007             3/31/2007                36.25                   25.45                    27.64
     4/1/2007             6/30/2007                45.89                   26.0033                  43.82
     7/1/2007             9/30/2007                49.44                   36.62                    40.39
    10/1/2007            12/31/2007                52.81                   22.8501                  26.74

     1/1/2008              1/3/2008                28.36                   26.77                    27.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Toll Brothers Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                22.96                   18.145                   21.16
     7/1/2004             9/30/2004                24.02                   18.55                    23.165
    10/1/2004            12/31/2004                34.4797                 20.615                   34.305

     1/1/2005             3/31/2005                45.595                  32.625                   39.425
     4/1/2005             6/30/2005                53.725                  36.05                    50.775
     7/1/2005             9/30/2005                58.67                   41.08                    44.67
    10/1/2005            12/30/2005                44.71                   33.03                    34.64

     1/1/2006             3/31/2006                39.98                   28.7                     34.63
     4/1/2006             6/30/2006                35.87                   25.1                     25.57
     7/1/2006             9/29/2006                29.75                   22.22                    28.08
    10/1/2006            12/29/2006                33.57                   26.781                   32.23

     1/1/2007             3/31/2007                35.64                   26.9                     27.38
     4/1/2007             6/30/2007                31.15                   24.74                    24.98
     7/1/2007             9/30/2007                26.94                   18.85                    19.99
    10/1/2007            12/31/2007                23.82                   18                       20.06

     1/1/2008              1/3/2008                20.19                   18.30                    18.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                D.R. Horton Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                26.9625                 18.4725                  21.3
     7/1/2004             9/30/2004                25.7475                 18.5775                  24.8325
    10/1/2004            12/31/2004                31.41                   20.4                     30.2325

     1/1/2005             3/31/2005                34.575                  27.435                   29.24
     4/1/2005             6/30/2005                39.2                    26.83                    37.61
     7/1/2005             9/30/2005                42.82                   33.34                    36.22
    10/1/2005            12/30/2005                38.56                   28.78                    35.73

     1/1/2006             3/31/2006                41.66                   30.8                     33.22
     4/1/2006             6/30/2006                35.27                   22.55                    23.82
     7/1/2006             9/29/2006                25.43                   19.52                    23.95
    10/1/2006            12/29/2006                27.81                   21.51                    26.49

     1/1/2007             3/31/2007                31.13                   21.79                    22
     4/1/2007             6/30/2007                24.49                   19.76                    19.93
     7/1/2007             9/30/2007                20.75                   12.46                    12.81
    10/1/2007            12/31/2007                15.18                   10.15                    13.17

     1/1/2008              1/3/2008                13.25                   11.98                    12.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                50.04                   42.88                    46.59
     7/1/2004             9/30/2004                46.93                   40.53                    42.48
    10/1/2004            12/31/2004                43.29                   36.9                     40.06

     1/1/2005             3/31/2005                40.8                    27.98                    29.39
     4/1/2005             6/30/2005                36.65                   24.67                    34
     7/1/2005             9/30/2005                37.7                    30.21                    30.61
    10/1/2005            12/30/2005                31.5                    18.33                    19.42

     1/1/2006             3/31/2006                24.6                    18.47                    21.27
     4/1/2006             6/30/2006                30.56                   19                       29.79
     7/1/2006             9/29/2006                33.64                   27.12                    33.26
    10/1/2006            12/29/2006                36.56                   28.49                    30.72

     1/1/2007             3/31/2007                37.24                   28.81                    30.64
     4/1/2007             6/30/2007                38.66                   28.86                    37.8
     7/1/2007             9/30/2007                38.27                   29.1                     36.7
    10/1/2007            12/31/2007                43.2                    24.5                     24.89

     1/1/2008              1/3/2008                25.30                   23.34                    23.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day              Period-End
                                               Price of the            Price of the            Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock           the Reference
       Date                 Date                  in ($)                   in ($)                Stock in ($)
       ----                 ----                  ------                   ------                ------------
     4/1/2004             6/30/2004                2.6975                   1.7938                   2.3138
     7/1/2004             9/30/2004                3.1125                   2.3                      2.9325
    10/1/2004            12/31/2004                3.325                    2.3138                   3.0175

     1/1/2005             3/31/2005                5.0625                   2.9125                   4.5
     4/1/2005             6/30/2005                7.1875                   3.8775                   7.0988
     7/1/2005             9/30/2005               10.6                      6.1575                   9.89
    10/1/2005            12/30/2005               19.86                     8.5625                  15.815

     1/1/2006             3/31/2006               25.92                    15.9575                  24.275
     4/1/2006             6/30/2006               47.625                   24.5                     34.38
     7/1/2006             9/29/2006               34.88                    22.77                    25.28
    10/1/2006            12/29/2006               33.92                    23.2                     29.51

     1/1/2007             3/31/2007               38.85                    27.74                    35.88
     4/1/2007             6/30/2007               39.8                     30.3                     31.9
     7/1/2007             9/30/2007               35.32                    25.75                    33.56
    10/1/2007            12/31/2007               36.5                     25.26                    26.45

     1/1/2008              1/3/2008               26.7925                  25.77                    26.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Western Union Co.
                                    (06 - 08)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004                 N/A                     N/A                      N/A
    10/1/2004            12/31/2004                 N/A                     N/A                      N/A

     1/1/2005             3/31/2005                 N/A                     N/A                      N/A
     4/1/2005             6/30/2005                 N/A                     N/A                      N/A
     7/1/2005             9/30/2005                 N/A                     N/A                      N/A
    10/1/2005            12/30/2005                 N/A                     N/A                      N/A

     1/1/2006             3/31/2006                 N/A                     N/A                      N/A
     4/1/2006             6/30/2006                 N/A                     N/A                      N/A
     7/1/2006             9/29/2006                20                      16.85                    19.13
    10/1/2006            12/29/2006                24.14                   18.36                    22.42

     1/1/2007             3/31/2007                23.56                   20.74                    21.95
     4/1/2007             6/30/2007                23.76                   20.2                     20.83
     7/1/2007             9/30/2007                21.69                   15                       20.97
    10/1/2007            12/31/2007                24.83                   18.33                    24.28

     1/1/2008              1/3/2008                24.31                   22.69                    23.25


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        American International Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                77.36                   68.73                    71.28
     7/1/2004             9/30/2004                73                      66                       67.99
    10/1/2004            12/31/2004                68.9                    54.28                    65.67

     1/1/2005             3/31/2005                73.46                   54.18                    55.41
     4/1/2005             6/30/2005                58.94                   49.91                    58.1
     7/1/2005             9/30/2005                63.73                   58                       61.96
    10/1/2005            12/30/2005                69.4                    60.93                    68.23

     1/1/2006             3/31/2006                71.09                   64.67                    66.09
     4/1/2006             6/30/2006                66.71                   58.54                    59.05
     7/1/2006             9/29/2006                66.8                    57.52                    66.26
    10/1/2006            12/29/2006                72.97                   65.84                    71.66

     1/1/2007             3/31/2007                72.45                   65.38                    67.22
     4/1/2007             6/30/2007                72.97                   66.15                    70.03
     7/1/2007             9/30/2007                70.69                   60                       67.65
    10/1/2007            12/31/2007                70.13                   50.86                    58.3

     1/1/2008              1/3/2008                59.07                   56.17                    56.45


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              JPMorgan Chase & Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                42.57                   34.62                    38.77
     7/1/2004             9/30/2004                40.25                   35.496                   39.73
    10/1/2004            12/31/2004                40.45                   36.321                   39.01

     1/1/2005             3/31/2005                39.69                   34.32                    34.6
     4/1/2005             6/30/2005                36.5                    33.35                    35.32
     7/1/2005             9/30/2005                35.95                   33.31                    33.93
    10/1/2005            12/30/2005                40.56                   32.92                    39.69

     1/1/2006             3/31/2006                42.43                   37.88                    41.64
     4/1/2006             6/30/2006                46.8                    39.33                    42
     7/1/2006             9/29/2006                47.49                   40.4                     46.96
    10/1/2006            12/29/2006                49                      45.51                    48.3

     1/1/2007             3/31/2007                51.95                   45.91                    48.38
     4/1/2007             6/30/2007                53.25                   47.7                     48.45
     7/1/2007             9/30/2007                50.48                   42.16                    45.82
    10/1/2007            12/31/2007                48.02                   40.15                    43.65

     1/1/2008              1/3/2008                43.79                   41.76                    41.88


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Google Inc. (CI A)
                                    (04 - 08)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004                 N/A                     N/A                      N/A
     7/1/2004             9/30/2004               135.02                   85                      129.6
    10/1/2004            12/31/2004               201.6                   128.9                    192.79

     1/1/2005             3/31/2005               216.8                   172.57                   180.51
     4/1/2005             6/30/2005               309.25                  179.84                   294.15
     7/1/2005             9/30/2005               320.95                  273.35                   316.46
    10/1/2005            12/30/2005               446.21                  290.685                  414.86

     1/1/2006             3/31/2006               475.11                  331.55                   390
     4/1/2006             6/30/2006               450.72                  360.57                   419.33
     7/1/2006             9/29/2006               427.89                  363.36                   401.9
    10/1/2006            12/29/2006               513                     398.19                   460.48

     1/1/2007             3/31/2007               513                     437                      458.16
     4/1/2007             6/30/2007               534.99                  452.12                   522.7
     7/1/2007             9/30/2007               571.79                  480.46                   567.27
    10/1/2007            12/31/2007               747.24                  569.61                   691.48

     1/1/2008              1/3/2008               697.37                  676.52                   685.33


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   MGM MIRAGE
                                    (98 - 07)
                                 [CHART OMITTED]



                                              High Intra-Day           Low Intra-Day             Period-End
                                               Price of the            Price of the           Closing Price of
   Period-Start          Period-End          Reference Stock          Reference Stock          the Reference
       Date                 Date                  in ($)                   in ($)               Stock in ($)
       ----                 ----                  ------                   ------               ------------
     4/1/2004             6/30/2004                24.89                   20.495                  23.47
     7/1/2004             9/30/2004                25.07                   19.805                  24.825
    10/1/2004            12/31/2004                36.75                   24.575                  36.37

     1/1/2005             3/31/2005                39.8                    34.5                    35.41
     4/1/2005             6/30/2005                42.98                   32.572                  39.58
     7/1/2005             9/30/2005                46.77                   39.3                    43.77
    10/1/2005            12/30/2005                44.89                   35.3                    36.67

     1/1/2006             3/31/2006                43.43                   35.26                   43.09
     4/1/2006             6/30/2006                46.15                   38.13                   40.8
     7/1/2006             9/29/2006                40.92                   34.2                    39.49
    10/1/2006            12/29/2006                59.52                   39.82                   57.35

     1/1/2007             3/31/2007                75.28                   56.4                    69.52
     4/1/2007             6/30/2007                87.38                   61.17                   82.48
     7/1/2007             9/30/2007                91.15                   63.24                   89.44
    10/1/2007            12/31/2007               100.5                    80.5                    84.02

     1/1/2008              1/3/2008                84.92                   77.54                   78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Elan Corp. PLC (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                25.6                    19.1                     24.74
     7/1/2004             9/30/2004                25.9                    16.45                    23.4
    10/1/2004            12/31/2004                30.45                   20.52                    27.25

     1/1/2005             3/31/2005                29.93                    3                        3.24
     4/1/2005             6/30/2005                 8.42                    3.3                      6.82
     7/1/2005             9/30/2005                 9.49                    6.72                     8.86
    10/1/2005            12/30/2005                14.51                    7.62                    13.93

     1/1/2006             3/31/2006                16.83                   11.88                    14.44
     4/1/2006             6/30/2006                19.42                   14.06                    16.7
     7/1/2006             9/29/2006                16.85                   13.14                    15.6
    10/1/2006            12/29/2006                16.15                   13.8                     14.75

     1/1/2007             3/31/2007                15.1                    11.7                     13.29
     4/1/2007             6/30/2007                22.4                    13.31                    21.93
     7/1/2007             9/30/2007                23.11                   16.37                    21.04
    10/1/2007            12/31/2007                24.9                    20.9                     21.98

     1/1/2008              1/3/2008                23.71                   21.81                    23.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Starbucks Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                22.2                    18.37                    21.745
     7/1/2004             9/30/2004                24.2                    21.025                   22.73
    10/1/2004            12/31/2004                32.13                   22.645                   31.18

     1/1/2005             3/31/2005                31.67                   24.57                    25.83
     4/1/2005             6/30/2005                28.45                   22.29                    25.83
     7/1/2005             9/30/2005                27.195                  23.005                   25.05
    10/1/2005            12/30/2005                32.46                   24.86                    30.01

     1/1/2006             3/31/2006                38.11                   29.9                     37.63
     4/1/2006             6/30/2006                39.88                   34.6                     37.76
     7/1/2006             9/29/2006                38.33                   28.72                    34.05
    10/1/2006            12/29/2006                40.01                   33.61                    35.42

     1/1/2007             3/31/2007                36.61                   28.86                    31.36
     4/1/2007             6/30/2007                32.3                    25.22                    26.24
     7/1/2007             9/30/2007                28.6                    25.63                    26.2
    10/1/2007            12/31/2007                26.92                   19.89                    20.47

     1/1/2007              1/3/2008                20.16                   18.48                    18.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Intel Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                29.01                   25.61                    27.6
     7/1/2004             9/30/2004                27.48                   19.64                    20.06
    10/1/2004            12/31/2004                24.99                   20.22                    23.39

     1/1/2005             3/31/2005                25.47                   21.89                    23.23
     4/1/2005             6/30/2005                28                      21.94                    26.02
     7/1/2005             9/30/2005                28.84                   23.8                     24.65
    10/1/2005            12/30/2005                27.4901                 22.53                    24.96

     1/1/2006             3/31/2006                26.63                   19.31                    19.46
     4/1/2006             6/30/2006                20.27                   16.75                    19
     7/1/2006             9/29/2006                20.95                   16.84                    20.57
    10/1/2006            12/29/2006                22.5                    20.03                    20.25

     1/1/2007             3/31/2007                22.3                    18.75                    19.13
     4/1/2007             6/30/2007                24.45                   19.03                    23.7399
     7/1/2007             9/30/2007                26.52                   22.09                    25.86
    10/1/2007            12/31/2007                27.99                   24.32                    26.66

     1/1/2008              1/3/2008                26.34                   24.38                    24.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Netflix Inc.
                                    (02 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                38.62                   25.17                    36
     7/1/2004             9/30/2004                36.07                   13.85                    15.42
    10/1/2004            12/31/2004                19.6                     9.25                    12.33

     1/1/2005             3/31/2005                13.12                    8.91                    10.85
     4/1/2005             6/30/2005                19.27                   10.51                    16.41
     7/1/2005             9/30/2005                26.65                   16                       25.99
    10/1/2005            12/30/2005                30.25                   22.54                    27.06

     1/1/2006             3/31/2006                29.92                   23.09                    28.99
     4/1/2006             6/30/2006                33.12                   25.8                     27.21
     7/1/2006             9/29/2006                27.56                   18.12                    22.78
    10/1/2006            12/29/2006                30                      21.95                    25.86

     1/1/2007             3/31/2007                26.8                    20.3                     23.19
     4/1/2007             6/30/2007                25.99                   19.05                    19.39
     7/1/2007             9/30/2007                22.1                    15.62                    20.7499
    10/1/2007            12/31/2007                29.14                   20.59                    26.62

     1/1/2008              1/3/2008                28.30                   25.64                    26.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Merrill Lynch & Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the           Price of the            Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in ($)                  in ($)                Stock in ($)
       ----                 ----                   ------                  ------                ------------
     4/1/2004             6/30/2004                60.74                   51.35                    53.98
     7/1/2004             9/30/2004                54.32                   47.35                    49.72
    10/1/2004            12/31/2004                61.16                   50.01                    59.77

     1/1/2005             3/31/2005                61.99                   56.01                    56.6
     4/1/2005             6/30/2005                57.5                    52                       55.01
     7/1/2005             9/30/2005                61.67                   54.36                    61.35
    10/1/2005            12/30/2005                69.34                   58.64                    67.73

     1/1/2006             3/31/2006                79.32                   67.04                    78.76
     4/1/2006             6/30/2006                81.25                   64.58                    69.56
     7/1/2006             9/29/2006                79.4                    66.69                    78.22
    10/1/2006            12/29/2006                93.93                   77.9                     93.1

     1/1/2007             3/31/2007                98.68                   76.85                    81.67
     4/1/2007             6/30/2007                95                      81.18                    83.58
     7/1/2007             9/30/2007                89.23                   66.94                    71.28
    10/1/2007            12/31/2007                77.89                   50.5                     53.68

     1/1/2008              1/3/2008                53.71                   51.77                    51.99


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about January 31, 2008, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 January , 2008